                                                                     EXHIBIT 4.1

NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THIS WARRANT (THIS "WARRANT") IS BEING ISSUED PURSUANT TO THE TERMS OF A $20,000,000 SECOND LIEN SECURED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2003 (AS AMENDED, THE "CREDIT AGREEMENT"), BETWEEN PETROQUEST ENERGY, L.L.C., PETROQUEST ENERGY, INC., MACQUARIE AMERICAS CORP. AND THE LENDERS NAMED THEREIN.

                      WARRANTS TO PURCHASE COMMON SHARES OF

                             PETROQUEST ENERGY, INC.

NO. 58                                                         DECEMBER 23, 2003

         Expiring at 5:00 p.m. Houston, Texas time on the Expiration Date (defined below).

         THIS CERTIFIES that, for value received, MACQUARIE AMERICAS CORP. (together with its successors and assigns, the "Holder"), is entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from the Company, two million two hundred fifty thousand (2,250,000) fully paid and non-assessable Common Shares, subject to adjustment in accordance with Section 2.7, at a purchase price per Common Share equal to $2.30 (the "Exercise Price"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

         "Advances" shall have the meaning given to such term in the Credit Agreement.

         "Cashless Exercise" shall mean an exchange of this Warrant by Holder for that number of Common Shares determined by multiplying the number of Warrant Common Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Current Market Price of the Warrant Common Shares on the date of exercise and (y) the Exercise Price for such Warrant Common Shares, and the denominator of which shall be the Current Market Price of the Warrant Common Shares on the date of exercise.

         "Change of Control" shall have the meaning given to such term in the Credit Agreement.

         "Commission" shall mean the U.S. Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act and/or the Exchange Act.

         "Common Shares" shall mean and include the Common Stock par value, $.001 per share, of the Company described as "Common Stock" in the Company's Certificate of Incorporation and shall also include: (i) in case of any reorganization, reclassification, consolidation, merger, distribution, securities exchange or sale, transfer or other disposition of assets, the securities provided for herein, and (ii) any other securities into which such shares may be converted.

         "Company" shall mean PetroQuest Energy, Inc., a Delaware corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

         "Convertible Securities" shall mean evidences of indebtedness, units, interests or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property into, Common Shares, either immediately or upon a specified date or the happening of a specified event.

         "Credit Agreement" shall have the meaning set forth in the legend hereto.

         "Current Market Price" shall mean the closing price of the Common Shares as published by Nasdaq for the trading day immediately prior to the Exercise Date or if the Common Shares are not traded on Nasdaq, such other exchange, or market where the Common Shares are principally traded.

         "Demand Notice" shall have the meaning set forth in Section 4.2(b).

         "Demand Registration" shall have the meaning set forth in Section
4.2(b).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Exercise Date" shall have the meaning set forth in Section 2.1.

         "Exercise Price" shall have the meaning set forth in the preamble hereto.

         "Expiration Date" shall mean the earlier of (a) thirty-six (36) months following repayment in full of the Obligations and (b) thirty (30) days following the occurrence of a VWAP Event.

         "Fully Diluted Basis" shall mean, with respect to the Common Shares at any time of determination, the number of Common Shares that would be issued and outstanding at such time, assuming that all outstanding options, rights or warrants to subscribe for Common Shares and all Convertible Securities and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged, including this Warrant.

         "GAAP" shall mean U.S. Generally Accepted Accounting Principles as in effect from time to time.

         "Holder" shall have the meaning set forth in the preamble hereto.

         "Obligations" shall have the meaning given to such term in the Credit Agreement.

         "Original Issue Date" shall mean the date of the original issuance of this Warrant.

         "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority (as defined in the Credit Agreement).

         "Reclassification" shall have the meaning set forth in Section 2.7(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "VWAP Event" means such time as the daily volume weighted average price of the Common Shares as published by Nasdaq is equal to or greater than, for a period of thirty (30) consecutive trading days, the product of (a) the Exercise Price multiplied by (b) 3.

         "Warrant" shall have the meaning set forth in the legend hereto.

         "Warrant Office" shall have the meaning set forth in Section 3.1.

         "Warrant Common Shares" shall mean the Common Shares into which this Warrant may be exercised.

         1.2 Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Warrant shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

         1.3 Rules of Construction. The title of and the section and paragraph headings in this Warrant are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Warrant. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Warrant unless otherwise specified; (c) the term "including" is not limiting and means "including but not limited to"; (d) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including"; (e) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Warrant may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Warrant is the result of negotiations among and have been reviewed by counsel to the Company and the other parties thereto and are the products of all parties; accordingly, they shall not be construed against Holder merely because of Holder's involvement in their preparation.

                                   ARTICLE II
                              EXERCISE OF WARRANTS

         2.1 Method of Exercise. This Warrant may be exercised by the Holder hereof at any time, and from time to time, before 5:00 p.m., Houston, Texas time, on the Expiration Date. To exercise this Warrant, the Holder hereof shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Subscription Notice attached as Exhibit A hereto, stating therein the election of such Holder to exercise this Warrant in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price (A) in cash or by certified check or wire transfer for all Warrant Common Shares purchased hereunder, (B) through a Cashless Exercise (the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based) or (C) a combination of (A) and (B) above; and (iii) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Common Shares and surrender of this Warrant, and such date is referred to herein as the "Exercise Date." If the Holder exercises this Warrant as set forth herein, then the Company shall, as promptly as practicable and in any event within ten business days after the Exercise Date, issue and deliver to such Holder a certificate or certificates for the full number of Warrant Common Shares. As permitted by applicable law, the person in whose name the certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

         2.2 Warrant Common Shares. The maximum number of Common Shares that Holder is entitled to purchase hereunder shall be two million two hundred fifty thousand (2,250,000), on the terms and conditions set forth herein.

         2.3 Expenses and Taxes. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of this Warrant and of the Common Shares issuable upon exercise of this Warrant.

         2.4 Reservation of Common Shares. So long as this Warrant remains outstanding, the Company shall reserve, free from preemptive or similar rights, out of its authorized but unissued Common Shares, and solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the exercise of this Warrant.

         2.5 Valid Issuance. All Common Shares issued upon exercise of this Warrant will, upon payment of the Exercise Price and issuance by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take all actions necessary to ensure such result and shall not take any action which will cause a contrary result.

         2.6 Acknowledgment of Rights. At the time of the exercise of this Warrant in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

         2.7 Adjustment of Number of Shares. To prevent dilution of the rights granted under this Warrant, the number of Common Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided herein.

                  (a) Subdivision of Combination of Shares. If the Company at any time after the date hereof but prior to the date of exercise changes the number of Common Shares as a result of a stock dividend, stock split, reverse stock split or other combination, or a reclassification of securities in which the Company receives no consideration in connection with such transaction (any such transaction being referred to herein as a "Reclassification"), or a record date with respect to a Reclassification shall occur, this Warrant shall entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such Reclassification with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such Reclassification.

                  (b) Notices. Promptly following any adjustment pursuant to this Section 2.7, the Company will give written notice to the Holder of the new number and/or kind of securities underlying this Warrant.

         2.8 No Fractional Common Shares. The Company shall not be required to issue fractional Common Shares on the exercise of this Warrant. The number of full Common Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole Common Shares purchasable on exercise of this Warrant so presented. If any fraction of a Common Shares would, except for the provisions of this Section 2.8, be issuable on the exercise of this Warrant, the Company shall round up the total number of Common Shares purchasable hereunder to the next whole Common Share.

                                   ARTICLE III
                                    TRANSFER

         3.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall be the Company's principal executive offices, and may subsequently be such other office of the Company or of any transfer agent of the Common Shares in the continental United States as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for this Warrant in which the Company shall record (i) the name and address of the person in whose name this Warrant has been issued (as well as the name and address of each permitted assignee of the rights of the registered owner hereof) and (ii) the number of Warrant Common Shares issuable upon the exercise or exchange hereof.

         3.2 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof until provided with written notice to the contrary. This Warrant may be exercised by an assignee for the purchase of Warrant Common Shares without having a new Warrant issued upon evidence satisfactory to the Company that such assignee is the true owner of this Warrant.

         3.3 Restrictions on Transfer of Warrant; Legends. The Warrant and the Warrant Common Shares are not transferable directly or indirectly, in whole or in part, except in the case of any transfer (a) which is in compliance with applicable federal and state securities laws, including the Securities Act, (b) for which the Company is provided with an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer is not in violation of any of said securities laws, and (c) which is to a transferee who acquires Warrants to purchase at least 200,000 Warrant Shares. Any transfers of the Warrant will be without charge to the Holder except that any securities transfer taxes due on transfer of the Warrant will be paid by Holder. Restrictive legends setting forth the above restrictions on transfer will be set forth on any Warrant Common Shares issued on exercise of the Warrant.

                                   ARTICLE IV
                                    COVENANTS

         4.1      Notices of Certain Actions. In case the Company proposes to
(i) pay any dividend or make any distribution payable in Common Shares, evidences of indebtedness, cash or other property or assets to the holders of Common Shares, (ii) offer to the holders of Common Shares rights or warrants to subscribe for or purchase any Common Shares or any other rights or options,
(iii) effect any reclassification of the Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of Common Shares), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company,
(iv) effect a transaction constituting a Change of Control, or (v) commence a voluntary (or becomes subject to an involuntary) dissolution, liquidation or winding up, then, in each such case, the Company shall mail (by first class mail, postage prepaid) to the Holder, notice of such proposed action, which shall specify the material terms thereof and the date on which the books of the Company shall close, or a record to be taken, for determining holders of Common Shares entitled to receive such dividends, distributions or issuances of such rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition or transaction constituting a Change of Control or such liquidation, dissolution, winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Shares of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of receiving such payment or offer, and in the case of any action covered by clause (iii) through (v) above at least 30 days prior to the date upon which such action takes place and 30 days prior to any record date to determine holders of Common Shares entitled to receive such securities or other property.

         4.2 Piggy-Back Registration Rights. If at any time the Company proposes to file a registration statement under the Securities Act, covering securities of the Company, whether for the Company's own account or for the account of selling security holders (other than a registration statement relating to an acquisition or merger or a registration statement on Form S-4 or S-8 or subsequent similar forms or pursuant to a registration under Section 4.2(b)), it shall advise the Holder by written notice at least twenty (20) days prior to the filing of such registration statement and will upon the request of the Holder given within 15 calendar days after the receipt of any such notice (which request shall include the number of such Warrant Common Shares intended to be disposed of by the Holder), use its commercially reasonable best efforts to effect the registration under the Securities Act of all such Warrant Common Shares that the Company has been requested to so register and to include in any such registration statement such information as may be required to permit a public offering of such Warrant Common Shares. The Company is not required to include such Warrant Common Shares in a registration statement relating to an offering of securities if the managing underwriter has advised the Company in good faith that the inclusion of such Warrant Common Shares should be limited due to market conditions, in which case the number of

Warrant Common Shares determined by such underwriter to be the maximum number capable of being included in such registration shall be allocated as follows:
(a) first, to the Common Shares (if any) sought to be issued by the Company; and
(b) second, to the Warrant Common Shares sought to be included by the Holder and any other securities holders on a pro rata basis based on the number of shares proposed to be sold by each of them. The Company shall keep any such registration statement current for a period of nine months from the effective date of such registration statement or until such earlier date as all of the registered Warrant Common Shares have been sold. In connection with such registration, the holders will execute and deliver such customary underwriting documents as are required by the managing underwriter as a condition to the inclusion of the Warrant Common Shares in the registration statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon the Company shall be relieved of its obligation to register any such securities.

         4.3 Additional Provisions Concerning Registration. The following provisions of this Section 4.3 are applicable to any registration statement filed pursuant to Section 4.2 of this Warrant:

                  (a) Costs and Expenses. The Company shall bear the entire cost and expense of any registration of securities initiated under
         Section 4.2 of this Warrant. Notwithstanding the foregoing, the Holder shall, however, bear the fees of its own counsel and accountants and any transfer taxes or underwriting discounts or commissions applicable to Warrant Common Shares sold by the Holder pursuant thereto.

                  (b) Indemnification. The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for the Holder any Warrant Common Shares from and against any and all losses, claims, damages and liabilities (including reasonable fees and expenses of counsel, which counsel may, if the Holder requests, be separate from counsel for the Company) caused by any untrue statement or alleged untrue statement of material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of Section 4.3 or any application or other filing under any state securities law caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to which the Holder or any such underwriter or any of them may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company by the Holder or underwriter expressly for use therein, which indemnification includes each person, if any, who controls any such underwriter within the meaning of the Securities Act.

                  (c) Blue Sky. The Company shall use its best efforts to qualify the Warrant Common Shares for sale in such states as it is otherwise qualifying its securities for sale, or in respect of a Demand Registration, in such states as are reasonably requested by the Holder. However, in no event is the Company required to submit to the jurisdiction of any state other than for the limited consent of service of process relating to the offering or subject itself to taxation in any such jurisdiction. The Company shall also provide the Holder with a reasonable number of prospectuses upon request.

                  (d) Withdrawal. Neither the giving of any notice by the Holder nor the making of any request for prospectuses imposes any obligation upon the Holder to sell any Warrant Common Shares or exercise or exchange this Warrant but only if the Holder elects, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such Warrant Common Shares, and if no such election shall be timely so filed, then the Holder shall sell such Warrant Common Shares in such registration on the same terms and conditions as apply to the Company and, if the Warrant with respect to such Warrant Common Shares requested to be so registered has not been exercised, shall exercise the Warrant prior to the effective date of such registration statement.

         4.4 Continuation. THE COMPANY'S AGREEMENTS WITH RESPECT TO THIS WARRANT OR SUCH WARRANT COMMON SHARES IN SECTIONS 4.2 THROUGH 4.9 SHALL CONTINUE IN EFFECT FOR THE WARRANT COMMON SHARES REGARDLESS OF THE EXERCISE OR EXCHANGE AND SURRENDER OF THIS WARRANT.

         4.5 Rule 144. The Company will continue to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and, during any period in which the Company is subject to Section 13 or 15(d) of the Exchange Act, will take such further action as any holder of this Warrant may reasonably request, all to the extent required from time to time to enable such holder to sell the securities underlying this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of this Warrant, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         4.6 Listing Rights. The Company will, at its expense, list on Nasdaq, or such other exchange or market where its Common Shares are primarily traded, an official notice of issuance upon the exercise or exchange of this Warrant, and maintain such listing of, all Warrant Common Shares or other securities from time to time issuable upon the exercise or exchange of this Warrant.

         4.7 Contribution. If the indemnification provided for in Section 4.3(b) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         4.8 Market Stand-Off Agreement. The Holder agrees (the "Market Stand-Off Agreement") that it shall not, if required and reasonably requested by an underwriter of securities of the Company, sell or otherwise transfer or dispose of the Warrant Common Shares for up to 180 days following the effective date of a registration statement of the Company filed under the Securities Act. These provisions shall not apply to an employee benefit plan on Form S-1 or Form S-8 or similar forms or a Form S-4 or similar form.

         4.9 No Inconsistent Agreements. THE COMPANY HAS NOT ENTERED INTO AND WILL NOT ENTER INTO ANY REGISTRATION RIGHTS AGREEMENT OR SIMILAR ARRANGEMENTS THE PERFORMANCE BY THE COMPANY OF THE TERMS OF WHICH WOULD IN ANY MANNER CONFLICT WITH, RESTRICT OR BE INCONSISTENT WITH THE PERFORMANCE BY THE COMPANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Entire Agreement. This Warrant and the Credit Agreement contain the entire agreement between the Holder hereof and the Company with respect to the Warrant Common Shares purchasable upon exercise hereof and the related transactions and supersede all prior arrangements or understandings with respect thereto.

         5.2 Governing Law. This Warrant shall be a contract made under and governed by the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

         5.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof. Any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company. Any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

         5.4 Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

         5.5 Copy of Warrants. A copy of this Warrant shall be filed among the records of the Company.

         5.6 Notice. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail or by facsimile to, the Warrant Office.

         5.7 Limitation of Liability; Rights as a Stockholder. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Common Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or consent to or to receive notice as a stockholder of the Company, in respect of any matters whatsoever.

         5.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 5.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

         5.9 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The Holder has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof. The Holder had access to such information regarding the Company and its affairs as is necessary to enable it to evaluate the merits and risks of an investment in restricted securities of the Company and has had a reasonable opportunity to ask questions and receive answers and documents concerning the Company and its current and proposed operations, financial condition, business, business plans and prospects. The Holder has not been offered the Warrants by any means of general solicitation or advertising. The Warrants being issued to and acquired by the Holder are being acquired by it for its account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands and acknowledges that none of the offer, issuance or sale of the Warrants has been registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act. The Holder understands and acknowledges that the Warrants may be subject to additional restrictions on transfer under state and/or federal securities laws.

         5.10 Replacement Warrant. This Warrant is issued in substitution of and replacement for Warrant No. 57 to Purchase Common Shares of PetroQuest Energy, Inc. dated November 6, 2003 (the "Prior Warrant") issued to Holder. Upon issuance of this Warrant, the Prior Warrant shall become null and void and be of no further force and effect. Until the return of the Prior Warrant to the Company, Holder will indemnify the Company from all claims related to the issuance of (or failure to issue) Common Shares to any person who presents the Prior Warrant to the Company and purports to exercise the rights of Holder under the Prior Warrant. Upon the return of the Prior Warrant to the Company, the Company will execute an instrument reasonably acceptable to Holder terminating the indemnification obligation described in the previous sentence and releasing Holder from any further liability in connection with that indemnification obligation.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: December 23, 2003.

                                          PETROQUEST ENERGY, INC.

                                          By: /s/ Michael O. Aldridge
                                              ----------------------------------
                                              Michael O. Aldridge
                                              Treasurer

                     THIS IS A SIGNATURE PAGE TO THE WARRANT

                                    EXHIBIT A

                               SUBSCRIPTION NOTICE

                                                     Date: _______________, 20_

PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, LA 70508
Attention: _________________________

Ladies and Gentlemen:

[ ] The undersigned (the "Purchaser") hereby elects to exercise this Warrant issued to it by PetroQuest Energy, Inc. (the "Company") and dated as of December ___, 2003 (the "Warrant") and to purchase thereunder __________ shares of Common Stock of the Company (the "Common Shares") at a purchase price of __________ Dollars ($___) per Common Share, or an aggregate purchase price of __________ ($__________) (the "Purchase Price").

[ ] The Purchaser hereby elects to convert the value of the Warrant pursuant to the provisions of Section 2.1 of the Warrant.

         In connection with the exercise of the Warrant, the Purchaser hereby represents, warrants, covenants and agrees as follows:

         1. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (together with the rules and regulations promulgated by the Securities and Exchange Commission thereunder, the "Securities Act").

         2. Investment Experience. The Purchaser has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

         3. Company Information; No General Solicitation. The Purchaser had access to such information regarding the Company and its affairs as is necessary to enable it to evaluate the merits and risks of an investment in restricted securities of the Company and has had a reasonable opportunity to ask questions and receive answers and documents concerning the Company and its current and proposed operations, financial condition, business, business plans and prospects. The Purchaser has not been offered any of the Common Shares by any means of general solicitation or advertising.

         4. Acquisition for Own Account. The Common Shares being issued to and acquired by the Purchaser are being acquired by it for its account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that it must bear the economic risk of such investment indefinitely, and hold the Common Shares indefinitely, unless a subsequent disposition of the Common Shares is registered pursuant to the Securities Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Common Shares. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow it to dispose of or otherwise transfer any or all of the Common Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

         5.       Restricted Securities.

                  (a) The Purchaser understands and acknowledges that none of the offer, issuance or sale of the Common Shares has been registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act.

                  (b) The Purchaser understands and acknowledges that the Common Shares may be subject to additional restrictions on transfer under state and/or federal securities laws.

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer or by delivery of the Warrant pursuant to the provisions thereof.

                                          Very truly yours,

                                          [HOLDER]

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________